Consent of Independent Certified Public Accountants




Phoenix Preschool Holdings, Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-31407) of our report dated August 13, 1997, except for the Reorganization as described in Note 1(1) which is as of ____________, 1997, relating to the consolidated financial statements of Phoenix Preschool Holdings, Inc., our report dated June 9, 1997 relating to the statements of income, stockholder's equity and cash flows of Pollack Enterprises, Inc., our report dated June 20, 1997 relating to the statements of income, stockholder's equity and cash flows of Libbus, Inc., and our report dated August 27, 1997, relating to the statement of income, stockholder's equity and cash flows of TLC Recreation Center, Inc., which is contained in that Prospectus.

We also consent in the references to us under the caption "Experts" and "Selected Financial Data" in the Prospectus.




                                                   /s/ BDO Seidman, LLP
                                                   ----------------------
                                                   BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
November 20, 1997